Exhibit 4.1

FIFTH AMENDMENT TO

POOLING AND SERVICING AGREEMENT

This FIFTH AMENDMENT TO POOLING AND SERVICING AGREEMENT, dated as of May 10, 2013 (this “Amendment”), is among American Express Receivables Financing Corporation II (“RFC II”), American Express Receivables Financing Corporation III LLC (“RFC III”), American Express Receivables Financing Corporation IV LLC (“RFC IV”), American Express Travel Related Services Company, Inc. (the “Servicer”) and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”). This Amendment amends the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 and as amended as of December 17, 2007, as of October 24, 2008, as of February 24, 2009 and as of October 7, 2010 (as so amended and restated, the “Pooling and Servicing Agreement” and, together with this Amendment, the “Amended Pooling and Servicing Agreement”).

RECITALS

1. Pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, each of RFC II, RFC III and RFC IV has delivered to the Trustee an Officer’s Certificate, dated the date of this Amendment, stating that RFC II, RFC III and RFC IV, respectively, reasonably believes that this Amendment will not have an Adverse Effect.

2. RFC II, RFC III, RFC IV and the Servicer have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment and this Amendment is authorized and permitted under the Pooling and Servicing Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

3. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

AMENDMENTS

SECTION 1. Amendment to Section 1.01. The definition of “Fifth Amendment Effective Date” shall be added to Section 1.01 of the Pooling and Servicing Agreement and it shall read as follows:

“Fifth Amendment Effective Date” shall mean May 10, 2013.

SECTION 2. Amendment to Section 2.01. The following sentence shall be added at the end of the first paragraph of Section 2.01 of the Pooling and Servicing Agreement:

Each Account will continue to be owned by the related Account Owner and will not be a Trust Asset.

SECTION 3. Amendment to Section 3.01. Section 3.01(b) of the Pooling and Servicing Agreement shall be amended to read as follows:

(b) As agent for each Transferor and the Trust, the Servicer shall service and administer the Receivables and any Participation Interests, shall collect and deposit into the Collection Account payments due under the Receivables and any Participation Interests and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit or charge receivables comparable to the Receivables and in accordance with the applicable Credit Guidelines. As agent for each Transferor and the Trust, the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, (i) to instruct the Trustee to make withdrawals and payments from the Collection Account, the Special Funding Account and any Series Account, as set forth in this Agreement or any Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection or enforcement proceedings with respect to such Receivables and (iv) at the expense of the Transferors, to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission (the “Commission”) and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or other laws or regulations. In any action or proceeding that is described in clause (iii) of the preceding sentence, (A) the Servicer, whether acting in its own name or on behalf of another and whether acting alone or through another, represents each of the Transferors’, the Trust’s and the Trustee’s interests, (B) each of the Transferors, the Trust and the Trustee will be bound by that action or by any judgment or other ruling in that action or proceeding, and (C) complete and final relief can be accorded among the parties to that action or proceeding without joining any Transferor, the Trust or the Trustee. Nothing in the immediately preceding sentence applies to interests of or claims against the Trustee in its individual capacity or will relieve the Servicer of its obligation to service and administer the Receivables in accordance with the Servicer’s customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Guidelines. The Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 4. Miscellaneous. The amendments provided for by this Amendment shall become effective as of the Fifth Amendment Effective Date upon receipt by the Trustee of the following:

(a) Notification in writing from each Rating Agency to the effect that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(b) An Officer’s Certificate of each Transferor to the effect that such Transferor reasonably believes that this Amendment will not have an Adverse Effect.

(c) An Opinion of Counsel delivered pursuant to subsection 13.02(d)(i) of the Pooling and Servicing Agreement.

(d) Counterparts of this Amendment, duly executed by the parties hereto.

SECTION 5. Pooling and Servicing Agreement in Full Force and Effect as Amended. The Pooling and Servicing Agreement is hereby amended by providing that all references therein to the “Pooling and Servicing Agreement,” “this Agreement,” “hereby,” “hereof” and “herein” shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Pooling and Servicing Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Limitation of Trustee. The Trustee makes no representations as to the validity or sufficiency of this Amendment. The recitals and statements herein are deemed to be those of RFC II, RFC III, RFC IV and the Servicer, and not of the Trustee.

IN WITNESS WHEREOF, RFC II, RFC III, RFC IV, the Servicer and the Trustee have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as a Transferor

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as a Transferor

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as a Transferor

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Commisso
	Name:	Michael Commisso
	Title:	Vice President